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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT



Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):    January 19, 2004


Commission File Number:                              0-49677



                            WEST BANCORPORATION, INC.
                            -------------------------
             (Exact name of Registrant as specified in its charter)



            Iowa                                       42-1230603
            ----                                       -----------
(State of Incorporation)                  (I.R.S. Employer Indentification No.)


                  1601 22nd Street, West Des Moines, Iowa 50266
                  ---------------------------------------------
                    (Address of principal executive offices)

Registrant's telephone number:                       515-222-2300



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Item 5. Other Events.

On January 19, 2004, West Bancorporation, Inc. publicly announced the retirement of two members of its board of directors. The text of the announcement is included herewith as Exhibit 99.1.

Item 7. Exhibits

(c)      Exhibits
         99.1     Press Release of West Bancorporation, Inc. dated January 19,
                  2004.

Item 12. Results of Operations and Financial Condition

         On January 19, 2004, West Bancorporation, Inc. (the "Company") issued a press release announcing earnings for the fourth quarter and year ended December 31, 2003. A copy of the press release is attached as Exhibit 99.1.

The information contained in this Press Release and other financial reports may contain forward-looking statements about the Company's growth and acquisition strategies, new products and services, and future financial performance, including earnings and dividends per share, return on average assets, return on average equity, efficiency ratio and capital ratio. Certain statements in this news release constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking information is based upon certain underlying assumptions, risks and uncertainties. Because of the possibility of change in the underlying assumptions, actual results could differ materially from these forward-looking statements. Risks and uncertainties that may affect future results include: competitive pressures, pricing pressures on loans and deposits, actions of bank and non-bank competitors, changes in local and national economic conditions, changes in regulatory requirements, actions of the Securities and Exchange Commission and/or the Federal Reserve Board, and customer's acceptance of the Company's products and services. The Company undertakes no obligation to revise or update such statements to reflect current events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.


                                   SIGNATURES

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, West Bancorporation, Inc. has caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

West Bancorporation, Inc.
--------------------------
(Registrant)

January 20, 2004                    By: /s/ Douglas R. Gulling
----------------                    --------------------------
Dated                                       Douglas R. Gulling
                                            Chief Financial Officer

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                                  EXHIBIT INDEX

The following exhibit is filed herewith:

         Exhibit No.            Description
         -----------            -----------
            99.1                Press Release of West Bancorporation, Inc.
                                dated January 19, 2004